Investors contact:
Susan Mesco
Cytogen Corporation
(609) 750-8213

Cytogen Receives Nasdaq Notification Related to Minimum Bid Price

PRINCETON, N.J., November 5, 2007 -- Cytogen Corporation (NASDAQ: CYTO) announced that it has received today notification from The Nasdaq Stock Market (Nasdaq) that the Company is not in compliance with the $1.00 minimum bid price requirement for continued inclusion on the Nasdaq Global Market pursuant to Marketplace Rule 4450(a)(5).  This letter is standard when the bid price of a Nasdaq-listed company closes below the minimum $1.00 per share requirement for 30 consecutive business days.  The closing price of Cytogen’s common stock has been below $1.00 per share since September 24, 2007.

The Nasdaq notification has no effect on the listing of Cytogen’s common stock at this time and the Company will continue to trade on the Nasdaq Global Market under the symbol CYTO.   The letter states that the Company has 180 calendar days, or until May 5, 2008, to regain compliance with the minimum bid price requirement of $1.00 per share The Company can achieve compliance, if at any time before May 5, 2008, Cytogen’s common stock closes at $1.00 per share or more for at least 10 consecutive business days.

If compliance with Nasdaq’s Marketplace Rules is not achieved by May 5, 2008, Nasdaq will provide notice that the Company’s common stock will be delisted from the Nasdaq Global Market.  In the event of such notification, the Company would have an opportunity to appeal Nasdaq’s determination or to apply to transfer its common stock to the Nasdaq Capital Market.  If the Company’s appeal for continued listing on the Nasdaq Global Market is not granted and the Company is not permitted to transfer to the Nasdaq Capital Market, the common stock may trade on the National Association of Securities Dealers’ OTC Bulletin Board.

About Cytogen

Cytogen is a specialty pharmaceutical company dedicated to advancing the treatment and care of patients by building, developing, and commercializing a portfolio of oncology products. The Company's specialized sales force currently markets two therapeutic products and one diagnostic product to the U.S. oncology market. CAPHOSOL® is an advanced electrolyte solution for the treatment of oral mucositis and dry mouth that is approved in the U.S. as a prescription medical device. QUADRAMET® (samarium Sm-153 lexidronam injection) is approved for the treatment of pain in patients whose cancer has spread to the bone. PROSTASCINT® (capromab pendetide) is a PSMA-targeting monoclonal antibody-based agent to image the extent and spread of prostate cancer.  The Company also currently has U.S. commercial rights to SOLTAMOX™ (tamoxifen citrate), a liquid hormonal therapy approved in the U.S. for the treatment of breast cancer in adjuvant and metastatic settings.  Cytogen's product-focused strategy centers on attaining sustainable growth through clinical, commercial, and strategic initiatives.

A copy of the full prescribing information for CAPHOSOL, QUADRAMET, PROSTASCINT and SOLTAMOX, including Boxed Warnings, warnings, precautions, adverse events and other safety information may be obtained in the U.S. from Cytogen Corporation by calling toll-free 800-833-3533 or by visiting the web site at http://www.cytogen.com.  Cytogen’s website is not part of this press release.

This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen's results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen's business is subject to a number of significant risks, which include, but are not limited to: the risk that Cytogen is not successful in achieving compliance with Nasdaq listing requirements and Cytogen’s common stock is delisted from the Nasdaq Global Market; the risk of raising additional capital; the risk of successfully identifying, evaluating, and executing strategic transactions or actions to enhance Cytogen’s future growth potential and maximize shareholder value; the risk of launching a new product;, the risk of successfully marketing its products; the risk of obtaining the necessary regulatory approvals; the risk of whether products result from development activities; the risk of shifts in the regulatory environment affecting sales of Cytogen's products, such as third-party payor reimbursement issues; the risk associated with Cytogen's dependence on its partners for development of certain projects, as well as other factors expressed from time to time in Cytogen's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Cytogen's periodic filings with the SEC.  All information in this press release, including the forward-looking statements contained herein, is made only as of the date of this press release.

###